Exhibit 99.1 Lifecore Biomedical Announces Sale of Curation Foods’ O Olive Oil and Vinegar® Business Chaska, MN – April 6, 2023 - Lifecore Biomedical, Inc. (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that it has completed the sale of all of its Curation Foods’ assets related to the O Olive Oil and Vinegar® business (“O Olive”) for $6.23 million, subject to certain customary post-closing adjustments. James G. Hall, President and Chief Executive Officer of Lifecore, said, “We are pleased to announce the sale of the O Olive Business, which completes our monetization of the remaining Curation Foods assets. Going forward, our team is completely focused on Lifecore and ensuring that we have the financial tools available to execute on our long-term growth strategy to meet customer demand within our development portfolio.” The O Olive business produces a line of specialty olive oils and vinegars using fresh, California-sourced ingredients. O Olive represented revenue of $9.2 million in the trailing twelve-month period ended November 27, 2022. The aggregate value of the transaction is $6.23 million, subject to certain customary post-closing adjustments, consisting of $3.12 million of cash and a $3.12 million seller’s note. The seller’s note matures on March 31, 2026, and accrues interest at a rate of 12% payable in kind beginning on October 31, 2023, and is prepayable by the buyer at any time. Net proceeds from the transaction will be used to repay borrowings under the Company’s credit facilities. The results of operations related to the O Olive Business will be reported as discontinued operations beginning in the fiscal fourth quarter of 2023. About Lifecore Biomedical Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability of the Company to recognize the anticipated benefits of the sale of the O Olive business, future liabilities that may arise from the transaction, including from indemnification or retained assets, litigation that may arise from the transaction, the ability for the purchaser to repay the seller’s note by its terms, or at all, the ability of the Company to continue as a going concern, the timing and expenses associated with operations, and uncertainties related to COVID-19 and the impact of our responses to it. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances. Lifecore Biomedical Contact Information: Investor Relations Jeff Sonnek (646) 277-1263 jeff.sonnek@icrinc.com